Exhibit 3

2013

Fourth Quarter Results

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered intowith major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

2

4Q13 results highlights

January – December Fourth Quarter

l-t-l% l-t-l% Millions of US dollars 2013 2012 % var 2013 2012 % var var var

Net sales 15,227 14,984 2% 1% 3,872 3,709 4% 4%

Gross profit 4,738 4,436 7% 7% 1,246 1,128 10% 11%

Operating earnings before

1,518 1,293 17% 19% 359 275 30% 34% other expenses, net

Operating EBITDA 2,643 2,624 1% 2% 642 616 4% 6%

Free cash flow after

(89) 167 N/A 216 228 (5%) maintenance capex

Third consecutive year of operating EBITDA growth

Operating EBITDA during 2013 increased by 2% on a like-to-like basis, and by 4% also adjusting for the effect of the change in a pension plan in the Northern Europe region during 1Q12

Consolidated volumes and prices

2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

Volume (l-t-l1 ) (1%) 4% (4%)

Domestic gray

Price (USD) 1% (2%) (0%)

cement

Price (l-t-l1 ) 2% (0%) (1%)

Volume (l-t-l1 ) (0%) 2% (5%)

Ready mix Price (USD) 5% 5% 1%

Price (l-t-l1 ) 4% 4% (1%)

Volume (l-t-l1 ) 2% 3% (5%)

Aggregates Price (USD) 4% 5% (0%)

Price (l-t-l1 ) 3% 3% (2%)

Increase in quarterly domestic gray cement and aggregates volumes in all of our regions except

Mexico, where cement volumes were flat

During 2013, like-to-like consolidated prices of our three core products increased on a year-over-year basis

1 Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations 4

4Q13 and 2013 achievements

Increase in operating EBITDA and EBITDA margin expansion during 2013, on a comparable basis

Improvement in pricing and volume in most of our regions, favorable operating leverage in the U.S., and continued initiatives to improve our operating efficiency

Record-high cement volumes in Colombia, Panama, Nicaragua and the Philippines and record-high ready-mix volumes in Israel and Colombia

Achieved the targeted US$100 million in savings during 2H13 from our cost-reduction initiatives in Mexico and the Northern Europe region

Alternative fuel substitution rate in our cement operations reached 28% during 2013

Raised US$3.1 billion at an average cost of 6.4%, improving our debt maturity profile, reducing our interest expense and strengthening our capital structure

5

Fourth Quarter 2013

Regional Highlights

Mexico

Millions of

2013 2012 % var l-t-l % var 4Q13 4Q12 % var l-t-l % var

US dollars

Net Sales 3,187 3,377 (6%) (8%) 785 832 (6%) (5%)

Op. EBITDA 1,009 1,208 (16%) (18%) 247 297 (17%) (16%)

as % net sales 31.6% 35.8% (4.2pp) 31.4% 35.7% (4.3pp)

2013 vs. 4Q13 vs. 4Q13 vs. Daily cement volumes increased by 8% during the

Volume 2012 4Q12 3Q13 quarter compared with the previous quarter

Cement (8%) (0%) 5% During 2013, the industrial-and-commercial

Ready mix (6%) (3%) 6% sector was the main driver for our volumes

Aggregates 3% 5% 6% Infrastructure spending accelerated during the second half of 2013; Communications and

Transportation investment budget for 2014 was

2013 vs. 4Q13 vs. 4Q13 vs.

Price (LC) approved with a 46% increase in nominal terms

2012 4Q12 3Q13 versus last year

Cement (3%) (8%) (3%) Activity in the formal residential sector during

Ready mix 0% (1%) (1%) 2013 was mainly affected by continued financing

Aggregates 1% 1% (0%) constraints and high inventories

United States

Millions of

2013 2012 % var l-t-l % var 4Q13 4Q12 % var l-t-l % var

US dollars

Net Sales 3,314 3,062 8% 8% 819 756 8% 8%

Op. EBITDA 255 43 496% 496% 77 13 496% 496%

as % net sales 7.7% 1.4% 6.3pp 9.5% 1.7% 7.8pp

2013 vs. 4Q13 vs. 4Q13 vs. Quarterly increases in sales and operating EBITDA

Volume

2012 4Q12 3Q13 reflect strong operating leverage

Cement 5% 9% (7%) Volumes for our three core products grew on a

Ready mix 8% 2% (12%) year-over-year basis during 2013

Aggregates 4% 1% (4%) Ready-mix volumes increased by 8%, adjusting for the transfer of our ready-mix assets in the

Carolinas into the joint venture with Concrete

2013 vs. 4Q13 vs. 4Q13 vs.

Price (LC) Supply

2012 4Q12 3Q13

Cement 3% 1% (0%) Volume growth in the quarter driven by the residential and industrial-and-commercial sectors

Ready mix 6% 6% 2%

Year-over-year prices increased for our three core

Aggregates 5% 7% (1%) products, and sequentially for ready mix

Alternative fuel utilization in the country reached

25% during 2013, 2pp higher than in the previous

year 8

Northern Europe

Millions of

2013 2012 % var l-t-l % var 4Q13 4Q12 % var l-t-l % var

US dollars

Net Sales 4,077 4,100 (1%) (2%) 1,067 1,014 5% 2%

Op. EBITDA 331 404 (18%) (20%) 79 80 (1%) (6%)

as % net sales 8.1% 9.9% (1.8pp) 7.4% 7.9% (0.5pp)

Volume 2013 vs. 4Q13 vs. 4Q13 vs. During 2013, cement volumes grew in all countries

2012 4Q12 3Q13 except Poland; ready-mix volumes increased in the

Cement (2%) 4% (19%) UK, Latvia, Hungary and Austria

Ready mix (3%) 2% (10%) Regional prices for the quarter and full year 2013

Aggregates (0%) 3% (11%) were higher for our three core products, on a year-

over-year basis

The residential sector was the main driver of

1 2013 vs. 4Q13 vs. 4Q13 vs.

Price (LC) demand in the United Kingdom and in Germany,

2012 4Q12 3Q13 supported by low mortgage rates and low

Cement 1% 2% 0% unemployment

Ready mix 2% 2% 2% In Poland, volumes were affected by a reduction in

Aggregates 1% 1% 0% infrastructure, from a high base in 2012, and residential activity

1 Volume-weighted, local-currency average prices 9

Mediterranean

Millions of

2013 2012 % var l-t-l % var 4Q13 4Q12 % var l-t-l % var

US dollars

Net Sales 1,516 1,457 4% 5% 394 354 11% 11%

Op. EBITDA 325 375 (13%) (9%) 78 82 (5%) (2%)

as % net sales 21.4% 25.7% (4.3pp) 19.9% 23.3% (3.4pp)

Volume 2013 vs. 4Q13 vs. 4Q13 vs. Increase during the quarter in cement volumes in

2012 4Q12 3Q13 Egypt and the UAE more than offset the decline in

Cement (1%) 2% 0% Spain and Croatia

Ready mix 6% 8% 8% Growth in year-over-year ready-mix volumes in

Israel and Croatia

Aggregates (3%) 1% 6%

Regional prices for our three core products higher

on a year-over-year basis in local-currency terms

2013 vs. 4Q13 vs. 4Q13 vs.

Price (LC)1 both during the quarter and full year 2013

2012 4Q12 3Q13

Cement 8% 11% (0%) In Egypt, cement demand continued to be mainly driven by the informal sector

Ready mix 3% 4% 1%

In Israel, double-digit growth in ready-mix

Aggregates 5% 4% 1% volumes and operating EBITDA during 4Q13 and full year 2013

Volumes of our products in Spain affected by

1 Volume-weighted, local-currency average prices continued government austerity measures 10

South, Central America and the Caribbean

Millions of

2013 2012 % var l-t-l % var 4Q13 4Q12 % var l-t-l % var

US dollars

Net Sales 2,234 2,093 7% 11% 577 520 11% 16%

Op. EBITDA 793 703 13% 17% 183 159 15% 21%

as % net sales 35.5% 33.6% 1.9pp 31.7% 30.6% 1.1pp

Volume 2013 vs. 4Q13 vs. 4Q13 vs. Regional operating EBITDA margin expansion due

2012 4Q12 3Q13 mainly to higher volumes in our three core

Cement 4% 7% (2%) products as well as initiatives to improve efficiency

Ready mix 3% 8% (9%)

Aggregates 9% 20% (6%) In Colombia, positive performance during the quarter was mainly driven by the residential

sector

2013 vs. 4Q13 vs. 4Q13 vs.

Price (LC)1 In Colombia, new 450K-ton cement-grinding mill

2012 4Q12 3Q13 started operations in October, improving our

Cement 2% (0%) (1%) footprint in one of the most dynamic regions in

Ready mix 8% 6% (2%) the country

Aggregates (1%) (8%) (6%) In Panama, the residential sector continues to be an important driver of demand; infrastructure was

driven during 2013 by projects including the

Panama Canal and the Cinta Costera

1 Volume-weighted, local-currency average prices 11

Asia

Millions of

2013 2012 % var l-t-l % var 4Q13 4Q12 % var l-t-l % var

US dollars

Net Sales 577 542 6% 7% 133 139 (4%) 1%

Op. EBITDA 130 99 32% 33% 32 28 12% 17%

as % net sales 22.6% 18.2% 4.4pp 23.9% 20.4% 3.5pp

Volume 2013 vs. 4Q13 vs. 4Q13 vs. Increase in regional operating EBITDA driven by

2012 4Q12 3Q13 higher volumes and healthy prices

Cement 5% 1% (8%) Increased regional cement volumes during the

Ready mix (12%) (22%) 7% quarter and full year reflect positive performance

Aggregates 64% 97% 24% from our Philippines and Thailand operations

Regional prices in local-currency terms during the

quarter higher on a year-over-year basis in our

1 2013 vs. 4Q13 vs. 4Q13 vs.

Price (LC) three core products

2012 4Q12 3Q13

Cement 6% 3% (1%) The Philippines registered a cement volume increase during the quarter as a result of stable

Ready mix 6% 11% 2% economic conditions and mainly driven by the

Aggregates 20% 21% (4%) residential and industrial-and-commercial sectors

1 Volume-weighted, local-currency average prices 12

4Q13 Results

Operating EBITDA, cost of sales and

operating expenses

January – December Fourth Quarter

l-t-l l-t-l

Millions of US dollars 2013 2012 % var 2013 2012 % var

% var % var

Net sales 15,227 14,984 2% 1% 3,872 3,709 4% 4%

Operating EBITDA 2,643 2,624 1% 2% 642 616 4% 6%

as % net sales 17.4% 17.5% (0.1pp) 16.6% 16.6% 0.0pp

Cost of sales 10,488 10,548 1% 2,627 2,581 (2%)

as % net sales 68.9% 70.4% 1.5pp 67.8% 69.6% 1.8pp

Operating expenses 3,220 3,143 (2%) 887 853 (4%)

as % net sales 21.2% 21.0% (0.2pp) 22.9% 23.0% 0.1pp

Operating EBITDA during 2013 increased by 4%, on a like-to-like basis and also adjusting for the effect of the change in a pension fund in 1Q12

Adjusting for the effect of the pension plan, full year operating EBITDA margin expansion of 0.3pp was driven by higher prices in most of our regions, continued cost reduction efforts and a favorable operating everage effect in the U.S.

Decline in cost of sales as a percentage of net sales includes a reduction in workforce and other cost reduction initiatives

Free cash flow

January – December Fourth Quarter

Millions of US dollars 2013 2012 % var 2013 2012 % var

Operating EBITDA 2,643 2,624 1% 642 616 4%

- Net Financial Expense 1,423 1,401 357 366

- Maintenance Capex 489 431 232 214

- Change in Working Cap 207 228 (301) (307)

- Taxes Paid 511 393 72 95

- Other Cash Items (net) 103 4 67 21

Free Cash Flow after Maint.Capex (89) 167 N/A 216 228 (5%)

- Strategic Capex 117 178 45 85

Free Cash Flow (206) (10) (1939%) 171 142 20%

Working capital days during 2013 decreased to 28, from 30 days during the same period in

2012

Other income statement items

Other expenses, net, of US$147 million during the quarter mainly included impairment of fixed assets, severance payments as well as a loss on the sale of fixed assets

Gain on financial instruments of US$48 million related mainly to CEMEX shares

Fourth Quarter 2013

Debt Information

Debt-related information

During October, issuance of US$1 billion of 7.25% senior secured notes maturing in 2021 and US$500 million of LIBOR + 4.75% senior secured notes maturing in 2018

Proceeds used to pay the remaining US$825 million of our 9.5% Senior Secured Notes due 2016 as well as €220 million of our 9.625% Senior Secured Notes due 2017

During the quarter, total debt plus perpetual securities increased by US$340 million

Cash reserve for US$286 million created to pay 2014 Eurobonds at maturity

Negative foreign exchange conversion effect of US$39 million

Consolidated debt maturity profile

Total debt excluding perpetual notes1 as of December 31, 2013

US$ 16,993 million

New Facilities Agreement

6,000 Avg. life of debt: 4.5 years Other bank / WC debt / Certificados

Millions of Bursátiles

US dollars

Fixed Income

5,000 4,624

Convertible Subordinated Notes2

4,000

3,214

3,000

2,538

2,000

1,472 1,513

1,185

910 1,004

1,000

374

160

0

2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024

1 CEMEX has perpetual debentures totaling US$477 million

2 Convertible Subordinated Notes include only the debt component of US$2,148 million. Total notional amount is about US$2,383 million 19

Consolidated debt maturity profile – pro forma1

Total debt excluding perpetual notes2 as of December 31, 2013 pro forma1

US16,707$ million

6,000 Avg. life of debt: 4.6 years New Facilities Agreement

Millions of

US dollars Other bank / WC debt / Certificados

Bursátiles

5,000

4,624 Fixed Income

Convertible Subordinated Notes3

4,000

3,214

3,000

2,538

2,000

1,472 1,513

1,185

1,000 910 1,004

88 160

0

2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024

1 Gives pro forma effect to the utilization of the created US286 million cash reserve to pay our 2014 Eurobonds$ at maturity

2 CEMEX has perpetual debentures totaling US477 million$

3 Convertible Subordinated Notes include only the debt component of US2,148 million. Total notional amount$$USis about 2,383 million 20

Appendix

Additional information on debt and perpetual notes

Currency denomination Interest rate

Mexican peso

Euro 2%

11% Variable

32%

Fixed

68%

U.S. dollar

87%

Fourth Quarter Third Quarter

Millions of US dollars 2013 2012 % Var. 2013

Total debt1 16,993 16,171 5% 16,655

Short-term 2% 1% 3%

Long-term 98% 99% 97%

Perpetual notes 477 473 1% 475

Cash and cash equivalents 1,163 971 20% 895

Net debt plus perpetual notes 16,306 15,674 4% 16,235

Consolidated Funded Debt2 / EBITDA3 5.49 5.56

Interest coverage3 4 2.11 2.08

1 Includes convertible notes and capital leases, in accordance with IFRS

2 Consolidated Funded Debt as of December 31, 2013 was US$14,507 million, in accordance with our contractual obligations under the

Facilities Agreement

3 EBITDA calculated in accordance with IFRS

4 Interest expense in accordance with our contractual obligations under the Facilities Agreement 22

2013 volume and price summary:

Selected countries

Domestic gray cement Ready mix Aggregates

2013 vs. 2012 2013 vs. 2012 2013 vs. 2012

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico (8%) (1%) (3%) (6%) 3% 0% 3% 4% 1%

U.S. 5% 3% 3% 8% 6% 6% 4% 5% 5%

Germany 1% 3% (1%) (4%) 9% 5% (0%) 5% 1%

Poland (18%) 3% (0%) (8%) (3%) (6%) (10%) (7%) (10%)

France N/A N/A N/A (6%) 5% 2% 3% 5% 2%

UK 7% (4%) (3%) 4% (0%) 2% (2%) 0% 2%

Spain (28%) 8% 5% (27%) (2%) (5%) (43%) (2%) (5%)

Egypt 7% 0% 14% (11%) 1% 15% (13%) (12%) (1%)

Colombia 1% 0% 5% 8% 3% 8% 9% (6%) (2%)

Panama 3% 2% 2% (0%) 10% 10% 4% 8% 8%

Costa Rica 8% 11% 10% (8%) 16% 15% (4%) (2%) (3%)

Philippines 8% 4% 5% N/A N/A N/A N/A N/A N/A

4Q13 volume and price summary:

Selected countries

Domestic gray cement Ready mix Aggregates

4Q13 vs. 4Q12 4Q13 vs. 4Q12 4Q13 vs. 4Q12

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico (0%) (8%) (8%) (3%) (1%) (1%) 5% 1% 1%

U.S. 9% 1% 1% 2% 6% 6% 1% 7% 7%

Germany 2% 6% 1% 3% 12% 7% 6% 5% (1%)

Poland (2%) 7% 3% 1% (2%) (5%) 5% (1%) (5%)

France N/A N/A N/A 2% 5% (0%) 4% 7% 2%

UK 8% (1%) (2%) 3% 4% 3% (0%) 4% 3%

Spain (23%) 11% 6% (20%) 11% 6% (32%) (1%) (6%)

Egypt 7% 6% 18% (6%) 2% 14% (1%) (41%) (34%)

Colombia 9% (4%) 2% 6% (0%) 6% 23% (16%) (11%)

Panama (1%) 5% 5% 2% 11% 11% (2%) 5% 5%

Costa Rica 20% 5% 5% (9%) 13% 13% (8%) 2% 2%

Philippines 2% (4%) 3% N/A N/A N/A N/A N/A N/A

Definitions

2013 / 2012: results for the twelve months of the years 2013 and 2012, respectively.

Cement: When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement).

LC: Local currency.

Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization. pp: percentage points.

Prices: all references to pricing initiatives, price increases or decreases, refer to our prices for our products.

Strategic capital expenditures: investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Contact information

Investor Relations Stock Information

In the United States NYSE (ADS): CX

+1 877 7CX NYSE Mexican Stock Exchange:

In Mexico CEMEXCPO

+52 81 8888 4292 Ratio of CEMEXCPO to

ir@cemex.com CX:10 to 1

Calendar of Events

February 13, 2014 CEMEX Day (live webcast at www.cemex.com)

March 20, 2014 Ordinary and Extraordinary General Shareholders Meetings

April 30, 2014 First quarter 2014 financial results conference call

July 18, 2014 Second quarter 2014 financial results conference call

October 23, 2014 Third quarter 2014 financial results conference call